ARTHUR
                                       ANDERSEN




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                                                    Arthur Andersen LLP


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                                                    1345 Avenue of the Americas
                                                    New York NY 10105-0032


          June 16, 1999


          Office of the Chief Accountant
          Securities and Exchange Commission
          450 Fifth Street, N.W.
          Washington, D.C. 20549





          Dear Sir/Madam:

          We have read Item 4 included in the Form 8-K dated May 27, 1999 of Paramount Financial Corporation to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

          Very truly yours,

          ARTHUR ANDERSEN LLP